Washington Federal, Inc.
425 Pike Street
Seattle, WA 98101

Contact:  Cathy Cooper
(206) 777-8246

Tuesday, October 21, 2003
FOR IMMEDIATE RELEASE


Washington Federal Completes Best Year


SEATTLE - Washington Federal, Inc. (Nasdaq: WFSL), parent company of Washington Federal Savings, today announced earnings of $145,544,000 or $2.07 per diluted share for the year ended September 30, 2003, compared to $143,954,000 or $2.04 per diluted share for the same period one year ago, a 1% per share increase. Earnings for the fourth fiscal quarter amounted to $34,311,000 or $.49 per diluted share compared to $36,927,000 or $.52 per diluted share for the same period a year ago, a 6% per share decrease.

Roy M. Whitehead, Chief Executive Officer, commented, "We are pleased to report another record year with over $145 million in earnings. This is the 19th time in our 21 years as a public company that we have recorded a year-over-year increase in net income. The company also closed the fiscal year with a very liquid, strongly capitalized balance sheet, positioning the company well to adjust for changing economic conditions."

During the year, capital grew to exceed $1 billion for the first time, while 19% of the company's assets were invested short-term at fiscal year-end. Net interest income fell by $14.7 million during the year as asset yields declined due to a more conservative asset mix and accelerated mortgage prepayments. Reduced asset yields were partially offset by lower deposit costs and an increase of $15.6 million in accretion of loan fees and discounts on securities. Operating expenses were reduced by $4.8 million, while other income increased by $6.9 million and the provision for loan loss declined by $5.5 million.

The year produced a return on assets of 2.00%, while return on equity amounted to 15.60%. During the fourth quarter, return on assets measured 1.89% and return on equity was 14.22%. The Company's efficiency ratio improved to an industry leading 16.51%.

On August 31, 2003 the company successfully completed its acquisition of United Savings and Loan Bank of Seattle. The acquisition added $315 million in assets and 4 Seattle area branches.

On October 17, 2003, Washington Federal paid a cash dividend of $.22 per share to common stockholders of record on October 3, 2003. This was the company's 83rd consecutive quarterly cash dividend. Based on recent market prices, the cash dividend yield is 3.25%.

Washington Federal Savings, with headquarters in Seattle,
Washington, has 119 offices in eight western states.



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                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)


                                                                        September 30, 2003     September 30, 2002
                                                                        ------------------     ------------------
                                                                           (In thousands, except per share data)

ASSETS
Cash and cash equivalents .........................................         $ 1,437,208          $    975,153
Available-for-sale securities, including mortgage-backed
   securities of $507,743..........................................             804,186               918,776
Held-to-maturity securities, including mortgage-backed
   securities of $140,051..........................................             154,178               168,925
Securitized assets subject to repurchase, net .....................             210,782               755,961
Loans receivable, net .............................................           4,606,726             4,292,003
Interest receivable ...............................................              29,489                39,503
Premises and equipment, net .......................................              60,942                55,119
Real estate held for sale .........................................              16,204                17,587
FHLB stock ........................................................             143,851               132,320
Intangible Assets .................................................              57,504                35,703
Other assets ......................................................              12,073                 1,391
                                                                            -----------           -----------
                                                                            $ 7,533,143           $ 7,392,441
                                                                            ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Customer accounts
   Savings and demand accounts ....................................         $ 4,520,051           $ 4,452,250
   Repurchase agreements with customers ...........................              57,547                69,672
                                                                            -----------           -----------
                                                                              4,577,598             4,521,922
FHLB advances .....................................................           1,650,000             1,650,000
Other borrowings...................................................             100,000               100,000
Advance payments by borrowers for taxes and insurance .............              23,281                22,704
Federal and state income taxes ....................................              67,179                84,235
Accrued expenses and other liabilities ............................              59,489                52,862
                                                                            -----------           -----------
                                                                              6,477,547             6,431,723
STOCKHOLDERS' EQUITY
Common stock, $1.00 par value, 100,000,000 shares authorized;
   85,553,789 and 83,833,244 shares issued; 71,173,487
   and 69,894,902 shares outstanding ..............................              84,554                76,212
Paid-in capital ...................................................           1,085,650               968,858
Accumulated other comprehensive income, net of taxes ..............              34,624                56,000
Treasury stock, at cost; 14,380,302 and 13,938,342 shares .........            (207,337)             (198,279)
Retained earnings .................................................              57,105                57,927
                                                                            -----------           -----------
                                                                              1,055,596               960,718
                                                                            -----------           -----------
                                                                            $ 7,533,143           $ 7,392,441
                                                                            ===========           ===========

CONSOLIDATED FINANCIAL HIGHLIGHTS
Stockholders' equity per share ....................................         $     14.83           $     13.75
Stockholders' equity to total assets ..............................               14.01%                13.00%
Weighted average rates at period end
  Loans and mortgage-backed securities* ...........................                6.40%                 7.26%
  Investment securities** .........................................                1.98                  2.82
  Combined loans, mortgage-backed securities
     and investment securities ....................................                5.28                  6.53
  Customer accounts ...............................................                1.96                  2.94
  Borrowings ......................................................                5.03                  5.03
  Combined cost of customer accounts and borrowings ...............                2.81                  3.52
  Interest rate spread ............................................                2.47                  3.01

* Includes securitized assets subject to repurchase
**Includes municipal bonds at tax equivalent yields and cash equivalents



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

                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                Quarter Ended September 30,      Year Ended September 30,

                                                                --------------------------      --------------------------
                                                                 2003              2002           2003              2002

                                                                --------         --------       ---------        ---------
                                                                       (In thousands, except per share data)

INTEREST INCOME
Loans and securitized assets subject to repurchase  ........    $ 82,053          $98,622       $353,286         $406,262
Mortgage-backed securities .................................      13,151           18,517         62,911           76,138
Investment securities and cash equivalents..................       8,626            6,468         33,988           22,561
                                                                --------         --------       --------         --------
                                                                 103,830          123,607        450,185          504,961

INTEREST EXPENSE
Customer accounts ..........................................      22,279           34,358        105,919          152,288
FHLB advances and other borrowings .........................      22,420           21,077         85,965           82,653
                                                                --------         --------       --------         --------
                                                                  44,699           55,435        194,884          234,941
                                                                --------         --------       --------         --------
NET INTEREST INCOME ........................................      59,131           68,172        255,301          270,020
Provision for loan losses ..................................           -            1,500          1,500            7,000
                                                                --------         --------       --------         --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ........      59,131           66,672        253,801          263,020

OTHER INCOME
Gains on sale of securities, net ...........................         504                -            992              765
Gain on sale of real estate ................................           -                -          3,382                -
OTHER ......................................................       3,396            1,838         10,643            7,322
                                                                --------         --------       --------         --------
                                                                   3,900            1,838         15,017            8,087

OTHER EXPENSE
Compensation and fringe benefits ...........................       7,547            7,867         30,846           34,059
Occupancy ..................................................       1,178            1,288          5,098            4,778
Other ......................................................       1,403            2,309          8,115           10,034
                                                                --------         --------       --------         --------
                                                                  10,128           11,464         44,059           48,871
Gain (loss) on real estate acquired through foreclosure, net          84               10           (194)             118
                                                                --------         --------       --------         --------
INCOME BEFORE INCOME TAXES .................................      52,987           57,056        224,565          222,354
Income taxes ...............................................      18,676           20,129         79,021           78,400
                                                                --------         --------       --------         --------
NET INCOME .................................................    $ 34,311         $ 36,927       $145,544         $143,954
                                                                ========         ========       ========         ========

PER SHARE DATA
Basic earnings .............................................    $    .49         $    .53       $   2.09         $   2.06
Diluted earnings ...........................................         .49              .52           2.07             2.04
Cash dividends .............................................         .22              .21            .86              .82
Weighted average number of shares outstanding,
   including dilutive stock options ........................  70,581,441       70,488,685     70,232,695       70,523,160
Return on average assets ...................................        1.89%            2.07%          2.00%            2.05%



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